EXHIBIT 5.1

June 15, 2005

FOLEY & LARDNER LLP

ATTORNEYS AT LAW

ONE INDEPENDENT DRIVE, SUITE 1300

JACKSONVILLE, FLORIDA 32202-5017

P. O. BOX 240

JACKSONVILLE, FLORIDA 32201-0240

904.359.2000 TEL

904.359.8700 FAX

www.foley.com

CLIENT/MATTER NUMBER

040521-0235

Regency Centers Corporation

121 West Forsyth Street, Suite 200

Jacksonville, Florida 32202

Re:	Registration Statement on Form S-8 Relating to Shares of Common Stock Issuable Pursuant to Regency Centers Corporation Amended and Restated Long Term Omnibus Incentive Plan

Ladies and Gentlemen:

This opinion is being furnished in connection with the Registration Statement on Form S-8 (the “Registration Statement”) of Regency Centers Corporation. (the “Company”), under the Securities Act of 1933, as amended, for the registration of 2,826,106 shares of common stock, par value $0.01, issuable pursuant to the Regency Centers Corporation Amended and Restated Long Term Omnibus Incentive Plan (the “Plan”), as amended. The common stock issuable pursuant to the Plan is referred to herein as the “Shares.”

We have examined and are familiar with the following:

A. Articles of Incorporation of the Company, as amended, as filed in the Office of the Secretary of State of the State of Florida;

B. Bylaws, as amended, of the Company;

C. The proceedings of the Board of Directors and shareholders of the Company in connection with the adoption of the Plan; and

D. Such other documents, Company records and matters of law as we have deemed to be pertinent.

Based on the foregoing, it is our opinion that:

1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Florida.

2. The Shares have been duly authorized and when issued in accordance with the terms of the Plan will be duly and validly issued, fully paid and nonassessable.

We hereby consent to the inclusion of this opinion as Exhibit 5 in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

FOLEY & LARDNER LLP

/s/ Foley & Lardner LLP